UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that Pandora Media, Inc. (the “Company”) announces material non-public information using its investor relations website (investor.pandora.com), SEC filings, press releases, public conference calls and webcasts. Information about the Company, its business and its results of operations may also be announced by posts on the following channels:

•	The Pandora Advertising Blog (http://advertising.pandora.com/blog)

•	The Pandora LinkedIn Page (https://www.linkedin.com/company/pandora)

•	The Pandora for Business Twitter Handle (https://twitter.com/pandorapulse)

The information posted on these channels could be deemed to be material information. As a result, the Company encourages investors, the media and others interested in the Company to review the information posted on these channels, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. This list of channels may be updated from time to time on the Company’s Investor Relations website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: September 22, 2014	By:	/s/ Michael S. Herring
Michael S. Herring
Executive Vice President and Chief Financial Officer